UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 6, 2004

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

151 DETROIT STREET
DENVER, COLORADO 80206
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(303) 691-3905

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE
EXHIBIT INDEX
Employment, Retirement and Consulting Agreement

Item 1.01. Entry into a Material Definitive Agreement.

On October 6, 2004, Janus Capital Group and Timothy Hudner, its senior vice president of technology and operations, entered into an Employment, Retirement and Consulting Agreement that supercedes his previously disclosed employment and change of control agreements with the company.

Under the new agreement, Mr. Hudner has agreed to remain at the company and serve as Chairman and CEO of Capital Group Partners, the company’s subsidiary that operates a digital communication, commercial printing and graphic design business, until June 30, 2005. At that time he will retire from Janus and all of its subsidiaries and become a paid consultant to the company for the rest of 2005.

Mr. Hudner’s compensation will remain materially unchanged from his prior employment agreement. Upon his retirement, however, accelerated vesting will occur on his unvested equity awards. The remaining cash payments and accelerated equity vesting due to Mr. Hudner will be accrued over the next nine months.

Attached as an exhibit to this filing and incorporated herein by reference in its entirety as Exhibit 10.1 is a copy of the Employment, Retirement and Consulting Agreement.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.
Date: October 8, 2004	By:	/s/ Loren M. Starr
Loren M. Starr
Senior Vice President and Chief Financial Officer

2

EXHIBIT INDEX

Exhibit No.	Document
10.1	Employment, Retirement and Consulting Agreement by and between Janus Capital Group Inc. and R. Timothy Hudner dated as of October 6, 2004

3